EXHIBIT 99.5

                    CRDENTIA CORP. 2004 STOCK INCENTIVE PLAN

                           NOTICE OF STOCK BONUS AWARD
                           ---------------------------

      Grantee's Name and Address:   _______________________________________

                                    _______________________________________

                                    _______________________________________

      You (the "Grantee") have been granted shares of Common Stock of the Company (the "Award"), subject to the terms and conditions of this Notice of Stock Bonus Award (the "Notice"), the Crdentia Corp. 2004 Stock Incentive Plan, as amended from time to time (the "Plan"), and the Stock Bonus Award Agreement (the "Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

      Award Number                  _______________________________________

      Date of Award                 (*) ___________________________________

      Total Number of Shares
      of Common Stock Awarded
      (the "Shares")                _______________________________________

      Aggregate Fair Market
      Value of the Shares           (*) $__________________________________


      (*) To be determined following receipt by the Company of the Notice singed by the Grantee.


Vesting:

      100% of the Shares shall be vested on the Date of Award.

      IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan and the Agreement.

                                    Crdentia Corp.,
                                    a Delaware corporation

                                    By: _______________________________________

                                    Title: ____________________________________

THE GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE'S CONTINUOUS SERIVCE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE GRANTEE'S CONTINUOUS SERIVCE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE'S STATUS IS AT WILL.


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      The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Plan Administrator in accordance with Section 6 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 7 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

      The Grantee further agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of the Shares (or any interest in the Shares) prior to the date that is nine (9) months after the Date of Award in accordance with Section 3 of the Agreement.

Dated: ______________________       Signed: _________________________________


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                                             AWARD NUMBER:  __________________

                    CRDENTIA CORP. 2004 STOCK INCENTIVE PLAN

                           STOCK BONUS AWARD AGREEMENT
                           ---------------------------

      1. Issuance of Shares. Crdentia Corp., a Delaware corporation (the "Company"), hereby issues to the Grantee (the "Grantee") named in the Notice of Stock Bonus Award (the "Notice"), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the "Shares"), subject to the Notice, this Stock Bonus Award Agreement (the "Agreement") and the terms and provisions of the Company's 2004 Stock Incentive Plan, as amended from time to time (the "Plan"), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company's stockholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

      2. Taxes.

            (a) Payment of Withholding Taxes. The Company shall pay on behalf of the Grantee applicable income and employment tax withholding obligations, whether United States federal, state, or local (the "Tax Withholding Obligation"), arising out of or related to the receipt of the Shares.

            (b) Additional Taxes. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award other than the Tax Withholding Obligation. Neither the Company nor any Related Entity makes any representation or undertaking regarding the tax treatment in connection with the subsequent sale of Shares subject to the Award.

      3. Transfer Restrictions.

            (a) Lock-Up. The Grantee agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of the Shares (or any interest in the Shares) prior to the date that is nine (9) months after the Date of Award (set forth in the Notice). Any attempt to transfer the Shares in violation of this Section 3 will be null and void and will be disregarded.

            (b) RESIDENTS OF GEORGIA: THESE SHARES HAVE BEEN ISSUED IN RELIANCE ON PARAGRAPH (13) OF SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.


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      4. Entire Agreement: Governing Law. The Notice, the Plan and this
Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

      5. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

      6. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Plan Administrator. The resolution of such question or dispute by the Plan Administrator shall be final and binding on all persons.

      7. Venue and Waiver of Jury Trial. The Company and the Grantee (the "parties") agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in the County of Dallas) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 7 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

      8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

                                END OF AGREEMENT

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